CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard International Equity Index Funds of our reports dated December 19, 2023, relating to the financial statements and financial highlights, which appear in Vanguard Emerging Markets Stock Index Fund, Vanguard Global ex-U.S. Real Estate Index Fund, Vanguard Total World Stock Index Fund, Vanguard FTSE All-World Ex-US Index Fund and Vanguard FTSE All-World Ex-US Small-Cap Index Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2023, and of our reports dated December 20, 2023, relating to the financial statements and financial highlights, which appear in Vanguard European Stock Index Fund and Vanguard Pacific Stock Index Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2023.  We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP Philadelphia, Pennsylvania

February 23, 2024